EXHIBIT 4.1

THE TRIZETTO GROUP, INC.

1.125% CONVERTIBLE SENIOR NOTES DUE 2012

INDENTURE

DATED AS OF APRIL 17, 2007

WELLS FARGO BANK, NATIONAL ASSOCIATION

AS TRUSTEE

i

CROSS-REFERENCE TABLE*

TIA Section		Indenture Section
Section	310(a)(1)	8.10
	(a)(2)	8.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	8.10
	(b)	8.8; 8.10
	(c)	N.A.
Section	311(a)	8.11
	(b)	8.11
	(c)	N.A.
Section	312(a)	2.5
	(b)	11.3
	(c)	11.3
Section	313(a)	8.6
	(b)(1)	N.A.
	(b)(2)	8.6
	(c)	8.6; 11.2
	(d)	8.6
Section	314(a)	6.2; 6.4; 11.2
	(b)	N.A.
	(c)(1)	11.4(a)
	(c)(2)	11.4(a)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.4(b)
	(f)	N.A.
Section	315(a)	8.1(b)
	(b)	8.5; 11.2
	(c)	8.1(a)
	(d)	8.1(c)
	(e)	7.11
Section	316(a)(last sentence)	2.9
	(a)(1)(A)	7.5
	(a)(1)(B)	7.4
	(a)(2)	N.A.
	(b)	7.7
	(c)	11.5
Section	317(a)(1)	7.8
	(a)(2)	7.9
	(b)	2.4

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

THIS INDENTURE dated as of April 17, 2007 is between The TriZetto Group, Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”).

In consideration of the premises and the purchase of the Notes by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Company’s 1.125% Convertible Senior Notes due 2012.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

“Additional Interest” has the meaning specified in Paragraph 2 of the Note.

“Additional Notes” means any additional Notes issued under this Indenture following the Issuance Date.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Bid Solicitation Agent” means, an agent selected by the Company to serve as bid solicitation agent hereunder, and, initially, the Trustee.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Note” means a Note that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 6 thereof.

“Closing Sale Price” of one share of Common Stock on any Trading Day means the closing per share sale price of such Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices) on such Trading Day as reported in composite transactions on the principal U.S. national securities exchange on which the Common Stock is listed or if the Common Stock is not traded on a U.S. national securities exchange, as reported by the Nasdaq Global Market system or by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Board of Directors of the Company shall be entitled to make a good faith determination of the sale price on the basis it considers appropriate which shall be conclusive.

“Common Stock” means the common stock of the Company, $0.001 par value, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Conversion Price” means, at any time, $1,000 divided by the Conversion Rate in effect at such time, rounded to two decimal places (rounded up if the third decimal place thereof is 5 or more and otherwise rounded down).

“Conversion Rate” means initially 45.5114 shares per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Conversion Value” means, for every $1,000 principal amount of a Note being converted, an amount equal to the sum of the Daily Conversion Values for each of the 40 Settlement Period Trading Days in the Settlement Period.

“Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered which office at the date of the execution of this Indenture is located at 707 Wilshire Blvd, 17th Floor, Los Angeles, CA 90017, Attention: Corporate Trust Department, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Daily Conversion Value” means, for any Settlement Period Trading Day, 1/40th of:

(1) the Conversion Rate in effect on that Settlement Period Trading Day multiplied by

(2) the VWAP of the Common Stock on that Settlement Period Trading Day.

“Daily Settlement Amount” means, for each of the Settlement Period Trading Days during the Settlement Period:

(1) an amount of Cash equal to the lesser of (x) $25 and (y) the Daily Conversion Value relating to such Settlement Period Trading Day; and

(2) if such Daily Conversion Value exceeds $25, a number of shares of Common Stock equal to (A) the difference between such Daily Conversion Value and $25, divided by (B) the VWAP of the Common Stock for such Settlement Period Trading Day.

“Default” or “default” means, when used with respect to the Notes, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Final Maturity Date” means April 15, 2012.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Note” means a permanent Global Note that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 6 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Noteholder” means the person in whose name a Note is registered on the Primary Registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person (i) for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (ii) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person (i) in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person (as determined by the Company), or (ii) under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvement thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property to the lessor (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP), (d) all obligations (contingent or otherwise) of such Person with respect to any interest rate or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (e) all direct or indirect guaranties, agreements to be jointly liable or similar agreements by such Person in respect of, and obligations or liabilities of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), and (f) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (e).

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Initial Purchasers” means Deutsche Bank Securities Inc., Goldman, Sachs & Co. and UBS Securities LLC.

“Interest Payment Date” has the meaning specified in Paragraph 1 of the Note.

“Issuance Date” means the date on which any of the Notes are first authenticated and issued.

“Market Price” means with respect to Notes, as of any date of determination, the average of the secondary market bid quotations expressed as an amount per $1,000 principal amount of Notes obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 4:00 p.m., New York City time, on such date of determination from three nationally recognized securities dealers (none of which shall be an Affiliate of the Company) selected by the Company, which may include any Initial Purchaser, provided, that if at least three such bids cannot be reasonably obtained by the Bid Solicitation Agent, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can be reasonably obtained by the Bid Solicitation Agent, this one bid will be used; provided, however, if (a) the Bid Solicitation Agent, through the exercise of reasonable efforts, is unable to obtain at least one such bid from a securities dealer selected by the Company, or (b) in the reasonable, good faith judgment of the Board of Directors, the bid quotations are not indicative of the secondary market value of the Notes as of such date of determination, then the Market Price of a Note per $1,000 principal amount of the Note for such date of determination shall be equal to 97% of the product of (1) the Conversion Rate in effect as of such date of determination multiplied by (2) the Closing Sale Price of a share of Common Stock on such date of determination.

“Measurement Period” means the last 30 consecutive Trading Days in a calendar quarter.

“Notes” means the 1.125% Convertible Senior Notes due 2012 issued on the Issuance Date and any Additional Notes, in each case as amended and supplemented from time to time, that are issued under this Indenture.

“Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor thereto.

“Officer” means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or any Assistant Controller or Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

“Opinion of Counsel” means a written opinion from legal counsel experienced in such matters as are covered by the opinion. The counsel may be an employee of, or counsel to, the Company or the Trustee.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“principal” of a debt security, including the Notes, means the principal of the security.

“Registration Rights Agreement” means the Registration Rights Agreement dated, as of April 17, 2007, between the Company and the Initial Purchasers.

“Restricted Global Note” means a Global Note that is a Transfer Restricted Note.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Common

Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Settlement Period” means the 40 consecutive Settlement Period Trading Days:

(1) with respect to Conversion Dates occurring during the period beginning 45 Scheduled Trading Days preceding the maturity date, beginning on and including the 42nd Scheduled Trading Day immediately preceding the Maturity Date; and

(2) in all other cases, beginning on and including the third Trading Day following the Conversion Date.

“Settlement Period Market Disruption Event” means:

(1) a failure by the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session; or

(2) the occurrence or existence prior to 1:00 p.m. on any Trading Day for the Common Stock of an aggregate one half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Settlement Period Trading Day” means a day during which:

(1) trading in the Common Stock occurs on the primary U.S. national securities exchange or market on which it is listed or admitted for trading; and

(2) there is no Settlement Period Market Disruption Event; provided, however, that if the Common Stock is not traded on any market, then “Settlement Period Trading Day” shall mean a day that the VWAP can be obtained.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 10.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the principal exchange or market in which such security is traded.

“Transfer Restricted Note” means a Note required to bear the restricted legend set forth in the form of Note set forth in Exhibit A of this Indenture.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“VWAP” for the Common Stock means, with respect to any Settlement Period Trading Day during the Settlement Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page TZIX.Q <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Settlement Period Trading Day; or if such volume-weighted average price is unavailable, the market value per share of the Common Stock on such Settlement Period Trading Day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

Section 1.2. Other Definitions.

Term	Defined in Section
“Additional Extension Fee”	7.1
“Agent Members”	2.1(b)
“Aggregate Amount”	4.3(f)

Term	Defined in Section
“Bankruptcy Law”	7.1
“Change in Control”	3.1(a)(i)
“Company Order”	2.2
“Conversion Agent”	2.3
“Conversion Date”	4.2(a)
“Conversion Notice”	4.2(a)
“Conversion Obligation”	4.1
“Current Market Price”	4.3(g)
“Custodian”	7.1
“DTC”	2.1
“Depositary”	2.1
“Disposition Event”	4.4
“distributed assets”	4.3(d)
“Effective Date”	4.13(b)
“Event of Default”	7.1
“ ‘ex’ date”	4.3(g)
“Expiration Date”	4.3(f)
“Expiration Time”	4.3(f)
“Extension Fee”	7.1
“Fair Market Value”	4.3(g)
“Fundamental Change”	3.1(a)(i)
“Fundamental Change Company Notice”	3.1(a)(ii)
“Fundamental Change Repurchase Date”	3.1(a)(i)
“Fundamental Change Repurchase Notice”	3.1(a)(ii)
“Fundamental Change Repurchase Price”	3.1(a)(ii)
“Fundamental Change Repurchase Right”	3.1(a)(i)
“Legal Holiday”	11.7
“Legend”	2.12
“Nasdaq Share Limitation”	4.2(a)
“Note Measurement Period”	4.1(a)(ii)
“Notice of Default”	7.1
“Paying Agent”	2.3
“Primary Registrar”	2.3
“Purchase Agreement”	2.1
“Purchased Shares”	4.3(f)
“Record Date”	4.3(g)
“Reference Period”	4.3(d)(ii)(1)
“Reference Property”	4.4(c)
“Registrar”	2.3

Term	Defined in Section
“Regular Record Date”	Paragraph 2 of the Note
“Spin-Off”	4.3(d)(ii)(2)
“Stock Price”	4.13(b)
“Termination of Trading”	3.1(a)(i)
“Transfer Certificate”	4.2(f)
“Trigger Event”	4.3(d)(ii)(3)

Section 1.3. Trust Indenture Act Provisions.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

(a) “indenture securities” means the Notes;

(b) “indenture security holder” means a Noteholder;

(c) “indenture to be qualified” means this Indenture;

(d) “indenture trustee” or “institutional trustee” means the Trustee; and

(e) “obligor” on the indenture securities means the Company or any other obligor on the Notes.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.4. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) words in the singular include the plural, and words in the plural include the singular;

(d) provisions apply to successive events and transactions;

(e) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(f) the masculine gender includes the feminine and the neuter;

(g) references to agreements and other instruments include subsequent amendments thereto; and

(h) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE NOTES

Section 2.1. Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes issued on the Issuance Date are being offered and sold by the Company pursuant to a Purchase Agreement, dated April 11, 2007 (the “Purchase Agreement”), between the Company and the Initial Purchaser, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

(a) Restricted Global Notes. All of the Notes are initially being offered and sold to qualified institutional buyers as defined in Rule 144A in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Notes Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b) Global Notes In General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases or conversions of such Notes. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the

Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.2. Execution and Authentication.

An Officer shall sign the Notes for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the

Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Notes upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Notes to be authenticated, shall provide that all such Notes will be represented by a Restricted Global Note and the date on which each original issue of Notes is to be authenticated.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.3. Registrar, Paying Agent and Conversion Agent.

The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Notes may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Notes may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. One of the Registrars (the “Primary Registrar”) shall keep a register of the Notes and of their transfer and exchange.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 5.1 and Article 9).

The Company hereby initially designates the Trustee as Paying Agent, Registrar, Notes Custodian, Bid Solicitation Agent and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee (located at 707 Wilshire Blvd, 17th Floor, Los Angeles, CA 90017, Attention: Corporate Trust Department), one such office or agency of the Company for each of the aforesaid purposes.

Section 2.4. Paying Agent to Hold Money in Trust.

Prior to 11:00 a.m., New York City time, on each due date of the principal of or interest, if any, on any Notes, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest, if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest, if any, on the Notes, and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of or interest on any Notes, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.5. Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.6. Transfer and Exchange.

Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Note is presented to a Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a) or 10.5 not involving any transfer.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Notes or portions thereof in respect of which a Fundamental Change Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Note in part, the portion thereof not to be purchased).

All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7. Replacement Notes.

If any mutilated Note is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

Upon the issuance of any new Notes under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Note issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.8. Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 4, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If a Paying Agent (other than the Company or an Affiliate of the Company) holds on a Fundamental Change Repurchase Date or the Final Maturity Date money sufficient to pay the principal of and accrued interest on Notes (or portions thereof) payable on that date, then on and after such Fundamental Change Repurchase Date or the Final Maturity Date, as the case may be, such Notes (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue.

Subject to the restrictions contained in Section 2.9, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.9. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10. Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes.

Section 2.11. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Notes surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Notes surrendered for transfer, exchange, payment, conversion or cancellation and shall deliver the canceled Notes to the Company.

Section 2.12. Legend; Additional Transfer and Exchange Requirements.

(a) If Notes are issued upon the transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the legends set forth on the forms of Notes attached hereto as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Notes are not “restricted” within the meaning of Rule 144 under the Securities Act; provided, that no such evidence need be supplied in connection with the sale of such Note pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) written notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Note that does not bear the Legend. If the Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

(b) A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided, that the foregoing shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Notes, transfers of a Global Note, in whole or in part, shall be made only in accordance with this Section 2.12.

(c) Subject to the succeeding paragraph, every Note shall be subject to the restrictions on transfer provided in the Legend other than a Restricted Global Note. Whenever any Transfer Restricted Note other than a Restricted Global Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, such Note must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Note, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Note not so accompanied by a properly completed certificate.

(d) The restrictions imposed by the Legend upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested, an Opinion of Counsel reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Note has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Notes under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

(e) As used in the preceding two paragraphs of this Section 2.12, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Note.

(f) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Notes:

(i) Notwithstanding any other provisions of this Indenture or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, provided, that a Global Note may be exchanged for Notes registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Notes. Any Global Note exchanged pursuant to clauses (A) or (B) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note;

provided, that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(ii) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully-registered book-entry form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

(v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

Section 2.13. CUSIP Numbers.

The Company in issuing the Notes may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.14. Senior Unsecured Obligations.

The Notes are senior unsecured obligations of the Company and rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Company senior to existing and future subordinated indebtedness and junior to the existing and future secured indebtedness to the extent of the security therefor of the Company.

ARTICLE 3

REPURCHASES UPON FUNDAMENTAL CHANGE

Section 3.1. Repurchase of Notes at Option of the Holder Upon Fundamental Change.

(a) Fundamental Change Put.

(i) General. In the event any Fundamental Change (as defined below) shall occur, each Holder of Notes shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than thirty (30) Trading Days, and no earlier than twenty (20) Trading Days, after the date the Fundamental Change Notice (as defined below) is mailed in accordance with Section 3.1(a)(ii), and no earlier than the date such Fundamental Change occurs, at a price, payable in Cash equal to 100% of the principal amount of the Notes (or portions thereof) to be so repurchased (the “Fundamental Change Repurchase Price”), plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Fundamental Change Repurchase Date.

A “Fundamental Change” shall be deemed to have occurred upon the occurrence of either a “Change in Control” or a “Termination of Trading.”

A “Change in Control” shall be deemed to have occurred if any of the following occurs after the date hereof:

(1) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) other than the Company, a Subsidiary of the Company or one of the Company’s employee benefits plans is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s Voting Stock;

(2) the sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

(3) the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which either:

(A) the persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such consolidation or merger, “beneficially own” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to the transaction; or

(B) both of the following conditions are satisfied:

(i) at least ninety percent (90%) of the consideration (other than Cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights traded on a U.S. national securities exchange or quoted on the Nasdaq Global Market (or which shall be so traded or quoted when issued or exchanged in connection with such consolidation or merger); and

(ii) as a result of such consolidation or merger, the Notes become convertible solely into the same consideration which a Holder would have received if the Holder had converted such Notes immediately prior to the effective date of such consolidation or merger, as provided under Section 4.4;

(4) at any time the following persons cease for any reason to constitute a majority of the Company’s Board of Directors:

(A) individuals who on the Issuance Date constituted the Company’s Board of Directors; and

(B) any new directors whose appointment to the Company’s Board of Directors or whose nomination for election by the Company’s shareholders was approved by at least a majority of the directors of the Company then still in office either who were directors of the Company on the Issuance Date or whose appointment or nomination for election was previously so approved; and

(5) the Company is liquidated or dissolved or holders of the Company’s Capital Stock approve any plan for the Company’s liquidation or dissolution.

A “Termination of Trading” shall be deemed to have occurred if, after the date hereof, the Common Stock (or other common stock into which the Notes are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

(ii) Notice of Fundamental Change. No later than 20 Business Days after the occurrence of a Fundamental Change the Company shall mail a written notice of such occurrence (the “Fundamental Change Company Notice”) by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law), shall publish such Fundamental Change Company Notice on the Company’s website and shall publicly announce the occurrence of such Fundamental Change through a reputable national newswire service. The notice shall include a form of notice to be completed by the Holder in the event the Holder elects such right to repurchase pursuant to this Section 3.1 (the “Fundamental Change Repurchase Notice”) and shall briefly state, as applicable:

(1) the events causing a Fundamental Change and the date of such Fundamental Change;

(2) that the Holder has a right to require the Company to repurchase the Holder’s Notes;

(3) the date by which the Fundamental Change Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change Repurchase Right;

(4) the Fundamental Change Repurchase Date;

(5) the Fundamental Change Repurchase Price;

(6) the name and address of the Paying Agent and the Conversion Agent;

(7) the Conversion Rate applicable on the date of the Fundamental Change Company Notice and any adjustments to the Conversion Rate that will result from the Fundamental Change;

(8) that the Notes as to which a Fundamental Change Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 4 only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(9) that the Notes must be surrendered to the Paying Agent to collect payment;

(10) that the Fundamental Change Repurchase Price for any Note as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly but in no event more than five (5) Business Days following the later of the Fundamental Change Repurchase Date and the time of surrender of such Note with the necessary endorsements;

(11) the procedures the Holder must follow to exercise its put right under this Section 3.1(a);

(12) the conversion rights, if any, of the Notes;

(13) the procedures for withdrawing a Fundamental Change Repurchase Notice;

(14) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, interest (including Additional Interest, if any) on Notes surrendered for repurchase by the Company will cease to accrue on and after the Fundamental Change Repurchase Date; and

(15) the CUSIP number(s) of the Notes.

At the Company’s request, the Trustee shall give the Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, however, the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 3.1(a)(ii); provided, further, that the text of the Fundamental Change Company Notice shall be prepared by the Company.

(iii) Fundamental Change Repurchase Notice. A Holder may exercise its right specified in Section 3.1(a)(i) upon delivery of a properly completed Fundamental Change Repurchase Notice to the Paying Agent at any time from the opening of business on the date of the Fundamental Change Company Notice until 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, stating:

(1) the certificate number of the Note which the Holder will deliver to be repurchased or the appropriate depositary procedures if Certificated Notes have not been issued;

(2) the portion of the principal amount of the Note which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and

(3) that such Note shall be repurchased on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture.

The delivery of such Note to the Paying Agent with, or at any time after delivery of, the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.1(a) only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.1(a), a portion of a Note, so long as the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.1(a) shall be consummated by the delivery of the consideration to be received by the Holder promptly but in no event more than five (5) Business Days following the later of the Fundamental Change Repurchase Date and the time of delivery of the Note with the necessary endorsements.

Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.1(a)(iii) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.1(b).

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) Effect of Fundamental Change Repurchase Notice.

Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.1(a)(iii), the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Note. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of Cash by the Paying Agent, promptly but in no event more then five (5) Business Days following the later of (a) the Fundamental Change Repurchase Date with respect to such Note (provided the conditions in Section 3.1(a)(iii) have been satisfied) and (b) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.1(a)(iii). Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 4 on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the Holder’s name and election to withdraw such Fundamental Change Repurchase Notice;

(ii) the principal amount of the Note (which must be in an integral multiple of $1,000) with respect to which such notice of withdrawal is being submitted;

(iii) the certificate number (if in certificated form) or the appropriate Depository procedures, if applicable, of the Note in respect of which such notice of withdrawal is being submitted; and

(iv) the principal amount, if any, of such Note which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for repurchase by the Company.

(c) Deposit of Fundamental Change Repurchase Price.

Prior to 11:00 a.m., New York City time, on the applicable Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of Cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Repurchase Price of and accrued and unpaid interest (including Additional Interest, if any) on all the Notes or portions thereof which are to be repurchased on such Fundamental Change Repurchase Date.

If the Paying Agent holds, in accordance with the terms hereof, at 11:00 a.m., New York City time, on the applicable Fundamental Change Repurchase Date, Cash sufficient to pay the Fundamental Change Repurchase Price of and accrued and unpaid interest (including Additional Interest, if any) on any Notes for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn pursuant to Section 3.1(b), then, on and after such Fundamental Change Repurchase Date, such Notes will cease to be outstanding and interest (including Additional Interest, if any) on such Notes will cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery of such Notes, together with necessary endorsements) and the repurchased Notes will be cancelled.

(d) Notes Repurchased in Part.

Any Certificated Note which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not repurchased.

(e) Covenant to Comply With Securities Laws Upon Repurchase of Notes.

When complying with the provisions of Section 3.1(a) hereof (provided, that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

(i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;

(ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, as applicable; and

(iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Section 3.1 to be exercised in the time and in the manner specified therein.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.1, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 3.1.

(f) Repayment to the Company.

The Paying Agent shall return to the Company any Cash that remains unclaimed for two years, together with interest, if any, thereon, held by it for the payment of the Fundamental Change Repurchase Price; provided, however, to the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.1(c) exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date then, promptly after the Fundamental Change Repurchase Date, the Paying Agent shall return any such excess to the Company.

ARTICLE 4

CONVERSION

Section 4.1. Conversion Privilege.

(a) Subject to and upon compliance with the provisions of this Article 4, a Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Note into shares of Common Stock (the “Conversion Obligation”) or at the Company’s election as described in this Article 4, into Cash or a combination of shares of Common Stock and Cash, only as follows:

(i) prior to January 15, 2012, during any calendar quarter (and only during that calendar quarter) after the calendar quarter ending June 30, 2007, if the Closing Sale Price of the Common Stock for at least 20 Trading Days in the Measurement Period of the immediately preceding calendar quarter exceeds 130% of the Conversion Price in effect on the last Trading Day of such Measurement Period; provided that the Company’s Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the “ex” date of the event occurs, during that 30 consecutive Trading Day period;

(ii) prior to January 15, 2012, during any five consecutive Business Day period immediately following any five consecutive Trading Day period (the “Note Measurement Period”) in which the average Market Price per $1,000 principal amount of Notes during such

Note Measurement Period was equal to or less than 97% of the average Conversion Value during such Note Measurement Period; provided that, for purposes of this Section 4.1(ii), the Conversion Value per $1,000 principal amount of Note on a Trading Day is the amount equal to the product of the Closing Sale Price at such time multiplied by the then current Conversion Rate; and provided further that (A) the Bid Solicitation Agent will have no obligation to determine the Market Price of the notes unless the Company has requested it to do so, (B) the Company will have no obligation to request that the Bid Solicitation Agent determine the Market Price of the notes unless a Holder provides the Company with reasonable evidence that the Market Price per $1,000 principal amount of notes would be equal to or less than 97% of the of the product of (1) the Conversion Rate in effect as of such date of determination multiplied by (2) the Closing Sale Price of a share of Common Stock on such date of determination and (C) at such time the Company will instruct the Bid Solicitation Agent to determine the trading price of the notes for each of the next five Trading Days and on each following Trading Day until the average Market Price per $1,000 principal amount of Notes during any five consecutive Trading Day period is no longer equal to or less than 97% of the average Conversion Value during such period; and

(iii) at any time on or after January 15, 2012 until the third Scheduled Trading Day prior to Final Maturity.

(b) In addition,

(i) if the Company elects to distribute to all or substantially all holders of the Common Stock:

(A) certain rights or warrants, as described in Section 4.3(c), exercisable for not more than 60 days immediately following the Record Date for such distribution, entitling them to purchase or subscribe for Common Stock or securities convertible into or exchangeable or exercisable for Common Stock at less than the Current Market Price of the Common Stock on the Record Date for such distribution of the rights or warrants other than pursuant to a shareholder rights plan; or

(B) Shares of Capital Stock (other than Common Stock, evidences of Indebtedness or non-Cash assets or certain rights or warrants to purchase or subscribe for securities of the Company as described in Section 4.3(d)); or

(C) Cash as described in Section 4.3(e) (excluding any Cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Sections 4.4 or 4.13 apply, Cash distributed as part of a distribution referred to in Section 4.3(d), or any Cash that is distributed pursuant to a tender offer to which Section 4.3(f) applies); or

(D) Cash or other consideration in respect of a tender offer or exchange offer made by the Company or any subsidiary for all or any portion of the Common Stock as described in Section 4.3(f) (excluding any Cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 4.4 applies or as part of a distribution referred to in Sections 4.3(d) or 4.3(e)), where the Aggregate Amount (as defined in Section 4.3(f)) expressed as an amount per share of the Purchased Shares (as defined in Section 4.3(f)) exceeds the Closing Sale Price of the Common Stock on the Expiration Date on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date);

then, in each case, the Company must notify, in writing, Holders of Notes of the occurrence of such an event (i) in respect of clauses (A) and (B) above (and with respect to (B) above, such dividend or distribution has a per share value exceeding 10% of the price per share of the Common Stock on the Trading Day immediately preceding the date that such dividend or distribution was first publicly announced) at least 45 Scheduled Trading Days prior to the record date, effective date or expiration date, as the case may be, for any such distribution, and (ii) in respect of clauses (C) and (D) above, if such dividend or distribution has a per share value exceeding 10% of the price per share of the Common Stock on the Trading Day immediately preceding the date that such dividend or distribution was first publicly announced, as soon as practicable. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time until the earlier of the close of business on the Business Day immediately preceding the “ex” date or the date of announcement by the Company that the distribution will not take place. No adjustment shall be made to the ability of a Holder of Notes to convert if such Holder may participate in the distribution without conversion.

(ii) if the Company becomes party to a Fundamental Change (without giving effect to clause 3(B) in the definition of Change in Control), then a Holder may surrender the Notes for conversion at any time from the date the Company announces the occurrence of the Fundamental Change to the date that is forty (40) days after the Company announces that such Fundamental Change has occurred.

Section 4.2. Conversion Procedure; Conversion Rate; Fractional Shares; Settlement in Cash in Lieu of Common Stock.

(a) To convert a Note, a Holder must satisfy the requirements of Paragraph 7 of the Notes. Each Note shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. Subject to the Company’s rights pursuant to this Section 4.2(a), the Note will be converted into shares of Common Stock at the Conversion Rate therefor.

Notwithstanding any other provision of this Indenture or the Notes, all Holders’ rights with respect to the conversion of the Notes and the Company’s Conversion Obligation are subject, in their entirety, to the Company’s right, in its sole discretion, to elect to satisfy its Conversion Obligation as provided in this Section 4.2(a).

The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Notes, but instead shall, subject to this Section 4.2(a), make a Cash payment equal to such fraction multiplied by the daily VWAP of the Common Stock on (i) the Conversion Date, in the event that the Settlement Amount is computed pursuant to clause (1) below, and (ii) the last day of the applicable Settlement Period, in the event that the Settlement Amount is computed pursuant to clauses (2) or (3) below.

Before any Holder of a Note shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Notes issued in global form, comply with the procedures of the Depositary in effect at that time, and in the case of Certificated Notes, surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Note (the “Conversion Notice”) that such Holder elects to convert the same and shall state in writing therein the principal amount of Note to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued. Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Notes, as provided in Section 4.9, and all taxes or duties, if any, as provided in Section 4.8. A Note shall be deemed to have been converted as of the close of business on the date on which all of the foregoing requirements have been satisfied (such date, the “Conversion Date”).

Except to the extent that the Company makes the Irrevocable Payment Election (as defined below), the Company may elect to deliver shares of Common Stock, Cash or a combination of Cash and shares of Common Stock in satisfaction of a Conversion Obligation by providing the Holder and the Trustee with notice of the method of settlement at any time on or before the close of business on the second Trading Day following the Conversion Date; provided, however, that the Company will only be permitted to make a single election for all Notes for which the Conversion Date is on or after the 45th Scheduled Trading Day preceding the Final Maturity Date, and such election shall be made on or before the close of business on the Trading Day immediately preceding such 45th Scheduled Trading Day. Any such notice that includes an election to settle a conversion in the manner described in clause (3) below will state the maximum number of shares of Common Stock that may be delivered in respect of such conversion after giving effect to the Nasdaq Share Limitation on delivery of shares contained in the last paragraph of this Section 4.2(a) if the Company believes, in its reasonable judgment, that such limitation will apply. If the Company does not make such election, all Conversion Obligations will be settled in shares of Common Stock as set forth in clause (1) below. Settlement of Conversion Obligations (regardless of whether made solely in Cash, solely in shares of Common Stock or a combination thereof) will occur on the third Trading Day following the final Settlement Period Trading Day of the Settlement Period.

The Company will settle any Conversion Obligation as follows:

(1) if the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock only, the Company will deliver to the Holder for each $1,000 principal amount of the Notes converted, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (plus cash in lieu of fractional shares, if applicable, in accordance with this Section 4.2);

(2) if the Company elects to satisfy the entire Conversion Obligation in Cash only, the Company will deliver to the Holder for each $1,000 principal amount of the Notes converted Cash in an amount equal to the Conversion Value; and

(3) if the Company elects to satisfy the Conversion Obligation in a combination of Cash and shares of Common Stock, the Company will deliver to the Holder for each $1,000 principal amount of the Notes converted, Cash and shares of Common Stock, if applicable, equal to the sum of the Daily Settlement Amounts for each of the Settlement Period Trading Days during the related Settlement Period (plus Cash in lieu of fractional shares if applicable, pursuant to this Section 4.2).

However, at any time on or before the 45th Scheduled Trading Day immediately preceding the Final Maturity Date, the Company may irrevocably elect (the “Irrevocable Payment Election”), in its sole discretion and without the consent of any Holder, to satisfy conversions of the Notes in the manner set forth in clause (3) above.

In connection with any election to settle a Conversion Obligation in accordance with clause (3) above, the Company will not issue shares of Common Stock in excess of 19.99% of its then outstanding Common Stock in compliance with the continued listing requirements of the Nasdaq Global Market (the “Nasdaq Share Limitation.”) Any remaining Conversion Obligation will be comprised of Cash (based on the VWAP on the Trading Day immediately preceding the date on which such shares of Common Stock would be required to be delivered but for the Nasdaq Share Limitation).

Upon making the Irrevocable Payment Election, the Company will notify the Trustee and the Holders through the Trustee of such election. The Company will also, simultaneously with providing the notice to the Trustee, issue a press release containing the same information as the notice, and will make the conversion information available on the Company’s website.

(b) From and after the close of business on the Conversion Date of a Note, the person in whose name any certificate representing Common Stock issued pursuant to this Section 4.2, if any, is to be registered shall be treated as a stockholder of record of the Company, and all rights of the Holder of such Note shall terminate, other than the right to receive the consideration deliverable upon conversion of such Note as provided herein. A Holder of Notes is not entitled, as such, to any rights of a holder of Common Stock until such Holder has converted its Notes into shares of Common Stock (to the extent such Notes are convertible into shares of Common Stock) or is deemed to be a stockholder of record of the Company, as provided in this Section 4.2(b).

(c) If a Holder converts more than one Note at a time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the aggregate principal amount of the Notes converted.

(d) In case any Certificated Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, upon the written order of the Company, authenticate and deliver to the Holder of the Note so surrendered, without charge to such Holder (subject to the provisions of Section 4.8 hereof), a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Certificated Notes.

(e) If the last day on which a Note may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Note may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

(f) If shares of Common Stock to be issued upon conversion of a Restricted Note are to be issued in the name of a Person other than the Holder of such Restricted Note, such Holder must deliver to the Conversion Agent a certification in substantially the form set forth in a Transfer Certificate attached to the Note (the “Transfer Certificate”) dated the date of surrender of such Restricted Note and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Note. The Company shall not be required to issue Common Stock upon conversion of any such Restricted Note to a Person other than the Holder if such Restricted Note is not so accompanied by a properly completed Transfer Certificate, and the Registrar shall not be required to register Common Stock upon conversion of any such Restricted Note in the name of a Person other than the Holder if such Restricted Note is not so accompanied by a properly completed Transfer Certificate.

(g) Delivery of shares of Common Stock and Cash in respect of conversion to a Holder of a Note upon conversion of such Note shall be accompanied by delivery to the Conversion Agent of certificates for the relevant number of shares, other than in the case of Holders of Notes in book-entry form with the Depositary, which shares shall be delivered in accordance with the Depositary’s customary practices and delivery of Cash in respect of conversion to the Conversion Agent or the Depositary, as applicable, for delivery to the Holder.

(h) If a Holder exercises its right to require the Company to repurchase the Notes as described in Article 3, such Holder may convert its Notes as provided above only if it withdraws its applicable Repurchase Notice or Fundamental Change Repurchase Notice and converts its Notes prior to the close of business on the Business Day immediately preceding the applicable Repurchase Date or Fundamental Change Repurchase Date.

(i) Whenever any event described in Section 4.1 shall occur which shall cause the Notes to become convertible as provided in this Article 4, the Company shall, as promptly as practicable, deliver, in accordance with Section 11.2, written notice of the convertibility of the Notes to the Trustee and each Holder and shall, issue a press release and make a posting on its website, stating that the Notes have become convertible. Such written notice and public announcement shall include:

(i) a description of such event;

(ii) a description of the periods during which the Notes shall be convertible as provided in this Article 4 as a result of such event;

(iii) a statement of whether an increase in the Conversion Rate shall take effect in respect of such event pursuant to Section 4.13 and whether the Company has elected to change the Conversion Obligation in respect of such event pursuant to Section 4.13; and

(iv) the procedures Holders must follow to convert their notes in accordance with this Article 4, including the name and address of the Conversion Agent.

Section 4.3. Adjustment of Conversion Rate for Common Stock.

The Conversion Rate shall be adjusted from time to time as follows:

(a) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the date next following the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:

(i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on such Record Date fixed for such determination and the total number of shares constituting such dividend or other distribution; and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date fixed for such determination.

Such increase shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination.

If any dividend or distribution of the type described in this Section 4.3(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case the Company shall, at any time or from time to time while any of the Notes are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased. In each such case, the Conversion Rate shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, issue rights or warrants for a period expiring within 60 days after the record date of such issuance (other than any rights or warrants issued pursuant to the Company’s shareholder rights plan), to all or substantially all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) less than the Current Market Price of the Common Stock on the record date for such issuance, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date after such date of announcement by a fraction:

(i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible, exchangeable or exercisable securities so offered are convertible, exchangeable or exercisable); and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the date of announcement, plus the number of shares (or convertible, exchangeable or exercisable securities) which the aggregate offering price of the total number of shares (or convertible, exchangeable or exercisable securities) so offered for subscription or purchase (or the aggregate conversion, exchange or exercise price of the convertible securities so offered) would purchase at the Current Market Price of the Common Stock on the record date for such issuance (determined by multiplying such total number of shares so offered by the conversion, exchange or exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price).

Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance.

To the extent that shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration if other than Cash, to be determined in good faith by the Board of Directors of the Company.

(d) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged), shares of its Capital Stock (other than any dividends or distributions to which Section 4.3(a) applies), evidences of its Indebtedness or other non-Cash assets, including securities, or rights or warrants to purchase or subscribe for our securities but excluding (w) any rights or warrants referred to in Section 4.3(c), (x) dividends or distributions of stock referred to in Section 4.3(a), (y) dividends or distributions to which Section 4.3(f) applies, and (z) dividends and distributions paid exclusively in Cash) (such non-excluded Capital Stock, evidence of its Indebtedness, other non-Cash assets, rights or warrants being distributed hereinafter in this Section 4.3(d) called the “distributed assets”), then, in each such case, subject to the other provisions of this Section 4.3(d), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

(i) the numerator of which shall be the Current Market Price of the Common Stock; and

(ii) the denominator of which shall be such Current Market Price of the Common Stock, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date) (determined as provided in Section 4.3(g)).

Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(1) If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 4.3(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 4.3(g) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

(2) In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company’s Subsidiaries (a “Spin-Off”), the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the 10 consecutive Trading Days commencing on and including the fifth Trading Day after the “ex” date in respect of the Spin-Off. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities.

(3) Rights or warrants distributed by the Company to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of shares of Common Stock shall be deemed not to have been distributed for purposes of this Section 4.3(d) (and no adjustment to the Conversion Rate under this Section 4.3(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). Pursuant to rights issued under any Company shareholder’s rights plan, if holders of the Notes exercising the right of conversion after the date the rights separate from the underlying Common Stock are not entitled to receive the rights that would otherwise be attributable to the shares of Common Stock received upon conversion, the Conversion Rate will be adjusted as though the rights were being distributed to holders of Common Stock on the date of such separation. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the Conversion Rate on an equitable basis.

(4) In determining the Fair Market Value of any rights or warrants entitling the Holders to subscribe for or purchase shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration if other than Cash, shall be determined in good faith by the Board of Directors of the Company.

In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 4.3(d):

(A) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and

(B) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

(5) For purposes of this Section 4.3(d) and Sections 4.3(a), 4.3(b) and 4.3(c), any dividend or distribution to which this Section 4.3(d) is applicable that also includes (x) shares of Common Stock, (y) a subdivision or combination of shares of Common Stock to which Section 4.3(b) applies or (z) rights or warrants to subscribe for or purchase shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock to which Section 4.3(c) applies (or any combination thereof), shall be deemed instead to be:

(A) a dividend or distribution of the evidences of Indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants or securities convertible into or exercisable or exchangeable for Common Stock to which Sections 4.3(a), 4.3(b) and 4.3(c) apply, respectively (and any Conversion Rate increase required by this Section 4.3(d) with respect to such dividend or distribution shall then be made), immediately followed by

(B) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants or securities convertible into or exercisable or exchangeable for Common Stock (and any further Conversion Rate increase required by Sections 4.3(a), 4.3(b) and 4.3(c) with respect to such dividend or distribution shall then be made), except:

(i) the Record Date of such dividend or distribution shall be substituted as (x) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 4.3(a), (y) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 4.3(b), and (z) as “the date fixed for the determination of stockholders entitled to receive such rights or warrants,” “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 4.3(c); and

(ii) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 4.3(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

(e) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its shares of Common Stock, Cash (excluding any Cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 4.4 or 4.13 applies, Cash distributed as part of a distribution referred to in Section 4.3(d), or any Cash that is distributed pursuant to a tender offer, to which Section 4.3(f) applies), then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business of the Record Date for the determination of holders of Common Stock entitled to such distribution by a fraction:

(i) the numerator of which shall be equal to the Current Market Price per share of Common Stock (as determined pursuant to Section 4.3(g) on such Record Date); and

(ii) the denominator of which shall be equal to (a) the Current Market Price per share of Common Stock on such date, less the amount of the distribution per share of Common Stock; provided, however that if such denominator shall be zero, the Conversion Rate shall be instead adjusted so that the Conversion Price is equal to one cent ($0.01).

Notwithstanding the foregoing, if the Conversion Rate as adjusted pursuant to this Section 4.3(e) would cause the Conversion Price to be less than one cent ($0.01), then the Conversion Price shall be one cent ($0.01).

(f) In case the Company or any of its subsidiaries shall, at any time or from time to time, while any of the Notes are outstanding, distribute Cash or other consideration in respect of a tender offer or exchange offer made by the Company or any subsidiary for all or any portion of the Common Stock (excluding any Cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 4.4 applies or as part of a distribution referred to in Sections 4.3(d) or 4.3(e)), where the sum of the aggregate amount of such Cash distributed and the aggregate Fair Market Value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Current Market Price per share of the Common Stock on the Trading Day on the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business of such Expiration Date by a fraction:

(i) the numerator of which is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the Current Market Price of Common Stock on the Expiration Date and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer less (ii) the Purchased Shares; and

(ii) the denominator of which shall be equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (II) the Current Market Price of Common Stock on the Expiration Date.

An adjustment, if any, to the Conversion Rate pursuant to this Section 4.3(f) shall become effective immediately prior to the opening of business on the Business Day following the Expiration Date. In the event that the Company or a subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 4.3(f) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 4.3(f).

(g) For purposes of this Article 4, the following terms shall have the meanings indicated:

“Current Market Price” on any date means the average of the Closing Sale Price per share of the Common Stock for the Trading Day immediately preceding the “ex” date for any such event.

For purposes of this Indenture, the term “ex” date, when used:

(i) with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution;

(ii) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

(iii) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the expiration of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 4.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 4.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive).

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any Cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of stockholders entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h) The Company shall be entitled at its election to make such additional increases in the Conversion Rate, in addition to those required by Sections 4.3(a), (b), (c), (d), (e) or (f), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States federal income tax purposes.

(i) To the extent permitted by applicable law, the Company may, from time to time, increase the Conversion Rate by any amount for any period of time, if such period is at least 20 days, the Board of Directors determines that the increase in the Conversion Rate is in the best interest of the Company, and the increase is irrevocable during the period. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Notes maintained by the Registrar, at least 15 days prior to the date the increased Conversion Rate takes effect, a notice of the increase stating the increased Conversion Rate and the period during which it will be in effect.

(j) In any case in which this Section 4.3 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 4.5) issuing to the Holder of any Notes converted after such Record Date the consideration issuable upon such conversion over and above the consideration issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(k) All calculations under this Section 4.3 shall be made to the nearest cent or one-thousandth of a share, with one-half cent and 0.0005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 4.3, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% of such rate; provided that (i) any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate; and provided further that at the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2007, and on or after the date that is 45 Scheduled Trading Days prior to the Final Maturity Date, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 4.3(k) shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate. Any adjustments under this Section 4.3 shall be made successively whenever an event requiring such an adjustment occurs.

(l) In the event that at any time, as a result of an adjustment made pursuant to this Section 4.3, the Holder of any Notes thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Notes originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (i) of this Section 4.3, and the provisions of Sections 4.1, 4.2, 4.4 through 4.9 and 4.13 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the good faith determination of the Board of Directors as to any such adjustment shall be conclusive.

(m) No adjustment shall be made pursuant to this Section 4.3 if the Holders of the Notes may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 4.3 on a basis that the Company’s Board of Directors determines in good faith to be fair and appropriate.

Section 4.4. Consolidation or Merger of the Company.

Except as provided in Section 4.13, if any of the following events (any such event, a “Disposition Event”) occurs, namely:

(a) any reclassification or change of the outstanding Common Stock into another class of Capital Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(b) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which all of the holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or any combination thereof) with respect to or in exchange for all of their Common Stock; or

(c) any sale, conveyance, transfer, lease or other disposition of the properties and assets of the Company as, or substantially as, an entirety to any other person as a result of which all of the holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or any combination thereof) with respect to or in exchange for all of their Common Stock;

the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that, at and after the effective time of such Disposition Event, in each case in which Common Stock becomes exchanged or converted into Cash, securities or other property, the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including Cash) (collectively, “Reference Property”) receivable upon such conversion of such Note had such conversion occurred immediately prior to such Disposition Event. For purposes of this Section 4.4, the Conversion Value shall be based on (a) the Conversion Rate in effect immediately prior to such Disposition Event, (b) the value per share of Common Stock received by holders of Common Stock in connection with the Disposition Event, and (c) the per unit average value of the Reference Property as follows: (i) for any shares of common stock included in the Reference Property, the average closing sale price of such common stock during the ten (10) Trading Days beginning on the third (3rd) Trading Day following the date that such Note is tendered for conversion, calculated as set forth in the definition of “Closing Sale Price” in Section 1.1 as if such common stock was Common Stock, (ii) for any other property (other than Cash) included in the Reference Property, as determined in good faith by the Board of Directors and (iii) for any Cash, the face amount of such Cash. In the event that the holders of the Common Stock have the opportunity to elect the form of the consideration to be received in such Disposition Event, the Company shall make adequate provision whereby Holders shall have a reasonable opportunity to determine the form of consideration into which all of the Notes, treated as a single class, shall be convertible from and after the effective date of such Disposition Event. Such determination shall be based on the weighted average of elections made by Holders of the Notes who participate in such determination, shall be subject to any limitations to which all of the holders of Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such Disposition Event and shall be conducted in such a manner as to be completed by the date which is the earliest of (a) the deadline for elections to be made by holders of Common Stock, and (b) two Trading Days prior to the anticipated effective date of the Disposition Event. In the event the effective date of the Disposition Event is delayed beyond the initially anticipated effective date, Holders of the Notes shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders by issuing a press release and providing a copy of such notice to the Trustee. Notwithstanding the foregoing, at and after the effective time of the Disposition Event, upon conversion of the Notes the conversion obligation will continue to be payable in Cash, Reference Property or a combination of Cash and Reference Property, at the election of the Company as set forth in Section 4.2 (with references to Common Stock deemed to be references to Reference Property). The Company shall not become a party to any Disposition Event the terms of which are inconsistent with the foregoing.

Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. If, in the case of any such Disposition Event, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Disposition Event, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 4.4 shall similarly apply to successive Disposition Events.

If this Section 4.4 applies to any event or occurrence, Section 4.3 shall not apply.

Section 4.5. Notice of Adjustment.

Whenever an adjustment in the Conversion Rate with respect to the Notes is required:

(a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such Notes a certificate of the Treasurer of the Company (upon which the Trustee may conclusively rely), stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

(b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 4.2 hereof. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

Section 4.6. Notice in Certain Events.

In case:

(a) of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other “group” (as defined in Section 3.1(a)(1)(i)) of all or substantially all of the property and assets of the Company; or

(b) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(c) of any action triggering an adjustment of the Conversion Rate referred to in clauses (y) or (z) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Notes in the manner provided in Section 4.2 hereof, at least 15 days prior to the applicable date hereinafter specified, a notice stating:

(y) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants or other securities triggering an adjustment to the Conversion Rate pursuant to this Article 4, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants or other securities are to be determined, or

(z) the date on which holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up described under clauses (a), (b) and (c) of Section 4.4.

Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (a), (b) or (c) of this Section 4.6.

Section 4.7. Company to Reserve Stock: Registration; Listing.

(a) The Company shall from time to time reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock for the purpose of effecting the conversion of the Notes, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Notes then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be held by a single Holder). The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 4.8, taxes with respect to the issue thereof.

(b) If any shares of Common Stock which would be issuable upon conversion of Notes hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will use its commercially reasonable efforts to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be quoted on the Nasdaq Global Market, the Company will use its commercially reasonable efforts, if permitted by the rules of the Nasdaq Global Market, to have and keep approved for quoting on the Nasdaq Global Market (subject to notice of official issuance) all Common Stock issuable upon conversion of the Notes, and the Company will use its commercially reasonable efforts to list the shares of Common Stock required to be delivered upon conversion of the Notes prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

Section 4.8. Taxes on Conversion.

The issue of stock certificates on conversion of Notes shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Notes which are not so converted in a name other than that in which the Notes so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

Nothing contained herein shall preclude any income tax withholding required by law or regulation upon conversion of the Notes, and at the Company’s request, Holders shall be responsible for satisfying any such withholding.

Section 4.9. Conversion After Record Date.

Except as provided in this Section 4.9, a converting Holder of Notes shall not be entitled to receive any accrued and unpaid interest (including Additional Interest, if any) on any such Notes being converted. By delivery to the Holder of the number of shares of Common Stock, Cash or combination of Common Stock and Cash, or other consideration issuable or payable upon conversion in accordance with this Article 4, any accrued and unpaid interest (including Additional Interest, if any) on such Notes will be deemed to have been paid in full. If any Notes are surrendered for conversion subsequent to the Regular Record Date preceding an Interest Payment Date but prior to such Interest Payment Date, the Holder of such Notes at the close of business on such Regular Record Date shall receive the interest payable on such Note on such Interest Payment Date notwithstanding the conversion thereof. Notes surrendered for conversion during the period from the close of business on any Regular Record Date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be accompanied by payment from converting Holders, for the account of the Company, in Cash, or other funds of an amount equal to the interest payable on such Interest Payment Date on the Notes being surrendered for conversion; provided, however, the Holder will not be required to pay the Company, at the time that Holder surrenders those Notes for conversion, the amount of interest payable by the Company on such Interest Payment Date (i) if the Company has specified a Fundamental Change Repurchase Date that is after the Regular Record Date but prior to the corresponding Interest Payment Date, (ii) to the extent of any overdue interest, if any overdue interest remains unpaid at the time of conversion with respect to such Notes, or (iii) in respect of any conversions that occur after the Regular Record Date immediately preceding the Final Maturity Date.

Except as provided in this Section 4.9, no adjustments in respect of payments of interest (including Additional Interest, if any) on Notes surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Notes.

Section 4.9. Company Determination Final.

Any determination that the Company or the Board of Directors must make pursuant to this Article 4 shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution.

Section 4.11. Responsibility of Trustee for Conversion Provisions.

The Trustee has no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what it should be. Unless and until a Trust Officer of the Trustee receives a certificate delivered pursuant to Section 4.5 setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that no such adjustment has been made and that the last Conversion Rate of which the Trustee has knowledge remains in effect.

The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for any failure of the Company to comply with this Article 4. Each Conversion Agent other than the Company shall have the same protection under this Section 4.11 as the Trustee.

The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

Section 4.12. Unconditional Right of Holders to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to convert its Note in accordance with this Article 4 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

Section 4.13. Adjustment to the Conversion Rate Upon Certain Fundamental Changes.

(a) If a Fundamental Change, as described under clause (2) or (3) of the definition of Change in Control occurs, then the Conversion Rate then in effect will increase, as described in paragraph (b) of this Section 4.13, with respect to any Notes surrendered for conversion at any time during the period from the date that the Company announces the occurrence of such Fundamental Change to the date that is 30 days after such announcement. Such a Fundamental Change is referred to herein as a “Make-Whole Fundamental Change.” The Company shall mail notice to Holders, at their addresses appearing in the Note register, and the Company shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, that the Make-Whole Fundamental Change has occurred within 20 Business Days after such Make-Whole Fundamental Change has occurred.

(b) The increase in the Conversion Rate referred to in paragraph (a) of this Section 4.13 will be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change becomes effective (the “Effective Date”) and the applicable price (the “Stock Price”) paid per share for Common Stock pursuant to the terms of such Make-Whole Fundamental Change. If holders of Common Stock receive only Cash pursuant to the terms of such Make-Whole Fundamental Change, the Stock Price shall be the Cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices for five consecutive Trading Days prior to, but not including, the Effective Date of such Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the “ex” date of the event occurs, at any time during those five consecutive Trading Days. The Stock Prices set forth in the left column of the table below shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 4.3. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares of Common Stock will be adjusted in the same manner and for the same events as the Conversion Rate pursuant to Section 4.3. The following table sets forth the hypothetical Stock Price and the number of additional shares of Common Stock issuable per $1,000 principal amount of Notes that will be added to the Conversion Rate applicable to the Notes surrendered for conversion during the 30-day period described in paragraph (a) of this Section 4.13:

Applicable Price	April 17, 2007	April 15, 2008	April 15, 2009	April 15, 2010	April 15, 2011	April 15, 2012
$18.70	7.96	7.96	7.96	7.96	7.96	7.92
$20.00	6.85	6.92	6.88	6.63	6.00	4.45
$21.00	6.07	6.07	5.93	5.58	4.79	2.09
$21.97	5.41	5.36	5.16	4.73	3.83	0.00
$24.00	4.31	4.17	3.89	3.38	2.39	0.00
$27.00	3.15	2.96	2.63	2.10	1.19	0.00
$30.00	2.37	2.16	1.84	1.35	0.61	0.00
$35.00	1.54	1.35	1.07	0.70	0.23	0.00
$40.00	1.05	0.89	0.67	0.40	0.11	0.00
$45.00	0.75	0.62	0.45	0.26	0.07	0.00
$50.00	0.55	0.44	0.32	0.18	0.05	0.00
$55.00	0.41	0.32	0.23	0.13	0.04	0.00
$60.00	0.31	0.24	0.17	0.10	0.03	0.00
$65.00	0.23	0.18	0.13	0.07	0.03	0.00
$70.00	0.18	0.14	0.10	0.06	0.02	0.00
$75.00	0.13	0.10	0.07	0.04	0.01	0.00

In the event that the applicable Stock Price or Effective Date is not set forth in the table above, then, if:

(i) the applicable Stock Price is between two Stock Price amounts on the table or the applicable Effective Date is between two dates on the table, the adjustment to the Conversion Rate will be determined by straight-line interpolation between the adjustments set forth for the higher and lower Stock Price amounts or the two dates, as applicable, based on a 365 day year;

(ii) the applicable Stock Price is in excess of $75.00 per share (subject to adjustment), no adjustment to the Conversion Rate will be made; or

(iii) the applicable Stock Price is less than $18.70 per share (subject to adjustment), no adjustment to the Conversion Rate will be made.

Notwithstanding the foregoing, the Conversion Rate will not be increased above 53.4759 shares per $1,000 in principal amount of Notes pursuant to the events described in this paragraph (b) or Section 4.3, which maximum Conversion Rate will be subject to adjustment in the same manner the Conversion Rate may be adjusted from time to time pursuant to Section 4.3.

ARTICLE 5

COVENANTS

Section 5.1. Payment of Notes.

The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest (including Additional Interest, if any) shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date Cash, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. The Company shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest at the rate borne by the Notes per annum.

Payment of the principal of and any interest (including Additional Interest, if any) on the Notes shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest with respect to a Certified Note may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, further, that a Holder with an aggregate principal amount of Certified Notes in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

Section 5.2. SEC Reports.

The Company shall deliver any information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act to the Trustee, and shall make all such reports and other information and documents available on its website to the extent required by law, within 15 days after the same is required to be filed with the SEC. Documents filed by the Company with the SEC via the EDGAR system will be deemed filed with the Trustee as of the time such documents are filed via EDGAR.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.3. Compliance Certificates.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2005), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers’ Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

Section 5.4. Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.5. Maintenance of Corporate Existence.

Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 5.6. Rule 144A Information Requirement.

Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Notes make available to such Holder or beneficial holder of Notes or any Common Stock issued upon conversion thereof which continue to be Transfer Restricted Notes in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act or such Common Stock, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Notes or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Notes or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 5.7. Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, or interest (including Additional Interest, if any) on, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.8. Payment of Additional Interest.

If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable (ii) the reason why such Additional Interest is payable and (iii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE 6

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 6.1. Company May Consolidate, Etc, Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, sell, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person whether in a single transaction or series of related transactions, unless:

(a) either

(i) in the case of a consolidation or merger, the Company is the surviving entity; or

(ii) the successor or transferee is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any State thereof, or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Notes and the Indenture; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall exist; and

(c) the Company shall have delivered to the Trustee an Officers’ Certificate and, if requested by the Trustee, an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

Section 6.2. Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, sale, lease or other disposition of the properties and assets of the Company substantially as an entirety in accordance with Section 6.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.1. Events of Default.

An “Event of Default” shall occur if:

(1) the Company defaults in the payment of the principal amount, with respect to the Notes, when the same become due and payable, whether on the Final Maturity Date or otherwise;

(2) the Company defaults in the payment of any accrued and unpaid interest (including Additional Interest, if any) in each case, when due and payable, and continuance of such default for a period of 30 days;

(3) the Company fails to satisfy its Conversion Obligation with respect to any portion of the principal amount of any Note following the exercise by the Holder of the right to convert such Note;

(4) the Company fails to timely provide a Fundamental Change Repurchase Notice pursuant to and in accordance with Section 3.1, or the notice required under Sections 4.13(a) regarding the adjustment of the Conversion Rate upon the occurrence of a Make-Whole Fundamental Change;

(5) the Company defaults in its obligation to pay the Fundamental Change Repurchase Price with respect to any Note, or any portion thereof, upon the exercise by the Holder of such Holder’s right to require the Company to repurchase such Notes pursuant to and in accordance with Section 3.1;

(6) the Company fails to comply with any of its agreements or covenants in the Notes or this Indenture (other than those referred to in clauses (1) through (5) above) and such failure continues for 30 days after receipt by the Company of a Notice of Default (defined below);

(7) default by the Company or any of its Subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, premium, if any, or interest on any Indebtedness in the aggregate principal amount then outstanding of $10,000,000 or more or acceleration of the Company’s or any of its Subsidiaries’ Indebtedness in such aggregate outstanding principal amount or more so that such Indebtedness becomes due and payable prior to the date on which it would otherwise have become due and payable, and such default is not cured or waived, or such acceleration is not rescinded, within 30 days after receipt by the Company of a Notice of Default;

(8) the Company or any of its Subsidiaries fails to pay final and non-appealable judgments, the aggregate uninsured portion of which is at least ten million dollars ($10,000,000), and such judgments are not paid, discharged or fully bonded against within sixty (60) days;

(9) the Company or any Significant Subsidiary (or any group of Subsidiaries that, together, constitute a Significant Subsidiary), pursuant to or under or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary (or any group of Subsidiaries that, together, constitute a Significant Subsidiary), in an involuntary case or proceeding;

(B) appoints a Custodian of the Company or any Significant Subsidiary (or any group of Subsidiaries that, together, constitute a Significant Subsidiary), or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary (or any group of Subsidiaries that, together, constitute a Significant Subsidiary),

(D) and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A default under clauses (6) or (7) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 30 days after receipt of such notice. The notice given pursuant to this Section 7.1 must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” When any default under this Section 7.1 is cured, it ceases.

Notwithstanding the foregoing, if the Company so elects, the sole remedy of Holders for an Event of Default under clause (6) relating to any obligations the Company may have or is deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act relating to its failure to file any documents or reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or Section 5.2 will, for the first 90 days after the occurrence of such Event of Default, consist exclusively of the right to receive an extension fee (the “Extension Fee”) on the Notes in an amount equal to 0.25% of the principal amount of the Notes and will for the next 60 days after the occurrence of such Event of Default consist exclusively of the right to receive an additional extension fee on the Notes in an amount equal to 0.25% of the principal amount of the Notes (the “Additional Extension Fee”). On the 91st day after such Event of Default, or if the Company has elected to pay the Additional Extension Fee, the 151st day after such Event of Default (if such violation is not cured or waived prior to such 151st day), the Notes will be subject to acceleration as provided above. In the event the Company does not elect to pay the Extension Fee upon any such Event of Default, the Notes will be subject to acceleration as provided above.

Notwithstanding the preceding paragraph, if an Event of Default occurs under any other series of the Company’s other debt securities resulting from the Company’s failure to file any such documents or reports and such Event of Default is not subject to extension on terms similar to the above, then the extension right will no longer apply and the Notes will be subject to acceleration as provided above.

In order to exercise the extension rights described above and elect to pay the Extension Fee and, if applicable, the Additional Extension Fee as the sole remedies during the periods described above, the Company must (A) with respect to the first 90 days after the occurrence of the applicable Event of Default, (i) notify all Holders of Notes and the trustee and Paying Agent of such election and issue a press release prior to the open of business on the first Business Day following the date on which such Event of Default occurs and (ii) pay such Extension Fee on or before the close of business on the date on which such Event of Default occurs, and (B) with respect to the next 60 days after the 90th day after such Event of Default occurs, (i) notify all Holders of Notes and The trustee and Paying Agent of such election and issue a press release prior to the open of business on the 90th day after the date on which such Event of Default occurs and (ii) pay such Extension Fee on or before the close of business on the 90th day after such Event of Default occurs. Upon the Company’s failure to timely give such notice or pay the Extension Fee, or, if applicable, the Additional Extension Fee, the Notes will be immediately subject to acceleration as provided above.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder. The Company will provide the Trustee with written notice if a default or Event of Default occurs within 30 days after the Company obtains knowledge of the occurrence thereof.

Section 7.2. Acceleration.

If an Event of Default (excluding an Event of Default specified in clause (9) or (10) of Section 7.1 in respect of the Company, but including such Events of Default in respect of a Significant Subsidiary or group of Subsidiaries that would, together, constitute a Significant Subsidiary) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Notes then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same plus any interest (including Additional Interest, if any) on the Notes accrued but unpaid through the date of such declaration shall become and be immediately due and payable. If an Event of Default specified in clause (9) or (10) of Section 7.1 occurs in respect of the Company and not solely in respect of a Significant Subsidiary or group of Subsidiaries that would, together, constitute a Significant Subsidiary, all unpaid principal of the Notes then outstanding and such interest (including Additional Interest, if any) shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Notes) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 8.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 7.3. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 7.4. Waiver of Defaults and Events of Default.

Subject to Sections 7.7 and 10.2, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except a default or Event of Default in the payment of the principal, or interest on any Note, or the payment of the Fundamental Change Repurchase Price, a Default or Event of Default arising from the Company’s failure to convert any Note in accordance with the terms of Article 4 or any default or Event of Default in respect of any provision of this Indenture or the Notes which, under Section 10.2, cannot be modified or amended without the consent of the Holder of each Note affected. When a default or Event of Default is waived, it is cured and ceases.

Section 7.5. Control by Majority.

The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 7.6. Limitations on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Notes (except actions for payment of overdue principal or interest or for the conversion of the Notes pursuant to Article 4) unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

Section 7.7. Rights of Holders to Receive Payment and to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of and interest on the Note, on or after the respective due dates expressed in the Note and this Indenture, to convert such Note in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 7.8. Collection Suit by Trustee.

If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Section 7.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 7.9. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.10. Priorities.

If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:

First, to the Trustee for amounts due under Section 8.7;

Second, to Holders for amounts due and unpaid on the Notes for principal and interest (including Additional Interest, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest (including Additional Interest, if any), respectively; and

Third, the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

Section 7.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.7, or a suit by Holders of more than 10% in aggregate principal amount of the Notes then outstanding.

ARTICLE 8

TRUSTEE

Section 8.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of subsection (b) of this Section 8.1;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.5.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

(e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 8.1.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 8.2. Rights of Trustee.

Subject to Section 8.1:

(a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 11.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion.

(c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) Except with respect to Section 5.1, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 5. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 5.1, 7.1(1) or 7.1(2) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j) Delivery of reports, information and documents to the Trustee under Section 5.2 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 8.3. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11.

Section 8.4. Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

Section 8.5. Notice of Default or Events of Default.

If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the default or Event of Default within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Noteholders, except in the case of a default or an Event of Default in payment of the principal of or interest on any Note, or the Event of Default has been cured or waived.

Section 8.6. Reports by Trustee to Holders.

If such report is required by TIA Section 313, within 60 days after each October 1, beginning with the October 1 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such October 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed. The Company shall notify the Trustee whenever the Notes become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Notes are listed or admitted to trading and of any delisting thereof.

Section 8.7. Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 8.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

To secure the Company’s payment obligations in this Section 8.7, the Trustee shall have a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on the Notes. The obligations of the Company under this Section 8.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 7.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

Section 8.8. Replacement of Trustee.

The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 8.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Company’s obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

Section 8.9. Successor Trustee By Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 8.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

Section 8.10. Eligibility; Disqualification.

The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 8. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 8.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.1. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect if:

(a) either:

(i) all outstanding Notes (other than Notes replaced pursuant to Section 2.7) have been delivered to the Trustee for cancellation or

(ii) all outstanding Notes become due and payable at their scheduled maturity or upon repurchase pursuant to Section 3.1,

and in any such case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) Cash, and, if applicable as herein provided and in accordance herewith, such other consideration, sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.7) on the Final Maturity Date or a Fundamental Change Repurchase Date, as the case may be;

(b) the Company pays to the Trustee all other sums payable hereunder by the Company;

(c) no Default or Event of Default with respect to the Notes shall exist on the date of such deposit;

(d) such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and

(e) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which may rely upon such Officer’s Certificate as to the absence of Defaults and Events of Default and as to any factual matters), each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.7 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12 and 3.1, Article 4, the last paragraph of Section 5.1 and this Article 9, shall survive until the Notes have been paid in full.

Section 9.2. Application of Trust Money.

Subject to the provisions of Section 9.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 9.1 and shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal of and interest on the Notes.

Section 9.3. Repayment to Company.

The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 9.1 and (ii) held by them at any time.

The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money or publish in a newspaper of general circulation in the City of New York notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 9.4. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 9.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 9.2; provided, however, that if the Company has made any payment of the principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 10

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.1. Without Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

(a) to comply with Sections 4.4, 6.1 and 6.2;

(b) to make any changes or modifications to this Indenture necessary in connection with the registration of the public offer and sale of the Notes under the Securities Act pursuant to the Registration Rights Agreement or the qualification of this Indenture under the TIA;

(c) to secure the obligations of the Company in respect of the Notes;

(d) to add to the covenants and Events of Default of the Company described in this Indenture for the benefit of Noteholders or to surrender any right or power conferred upon the Company;

(e) to make provisions with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture;

(f) issue Additional Notes under this Indenture with the same terms and same CUSIP numbers in an unlimited aggregate principal amount, provided that such Additional Notes are fungible with the Notes for U.S. federal income tax purposes; and

(g) to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not materially adversely affect the rights of any Holder; provided, however, that any supplement indenture entered into solely to conform the provisions of this Indenture or Notes to the “Description of the Notes” contained in the final offering memorandum dated April 11, 2007 will be deemed to not adversely affect the rights of any Holder.

Section 10.2. With Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. The Holders of at least a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes without notice to any Noteholder. However, notwithstanding the foregoing but subject to Section 10.4, without the written consent of each Noteholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 7.4, may not:

(a) change the stated maturity of the principal of, or any installment of interest (including Additional Interest, if any) on, any Note;

(b) reduce the principal amount of, Fundamental Change Repurchase Price, or any interest (including Additional Interest, if any) on, any Note;

(c) alter the manner of calculation or rate of accrual of interest (including Additional Interest, if any) on or the Fundamental Change Repurchase Price of any Note or extend the time or payment of any such amount;

(d) change the place or currency of payment of principal of, or any interest on (including Additional Interest, if any), any Note;

(e) impair the right of any Holder to institute suit for the enforcement of any repurchase of, or payment on or with respect to, any Note on or after the stated maturity of the Notes, or in the case of repayment at the option of the Holder, on or after the Fundamental Change Repurchase Date;

(f) adversely affect the right of Holders to convert Notes other than as provided in or under Article 4 of this Indenture;

(g) adversely affect the right of Holders to require the Company to repurchase the Note as provided in Section 3.1;

(h) reduce the percentage of the aggregate principal amount of the outstanding Notes whose Holders must consent to a modification or amendment;

(i) reduce the percentage of the aggregate principal amount of the outstanding Notes necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain defaults under this Indenture; and

(j) modify any of the provisions of this Section 10.2 or Section 7.4, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

It shall not be necessary for the consent of the Holders under this Section 10.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 10.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

To the extent that the Company or any of the Subsidiaries hold any Notes, such Notes shall be disregarded for purposes of voting in connection with any notice, waiver, consent or direction requiring the vote or concurrence of Noteholders.

Section 10.3. Compliance With Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as in effect at the date of such amendment or supplement.

Section 10.4. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (a) through (k) of Section 10.2. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

Section 10.5. Notation On or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Section 10.6. Trustee To Sign Amendments, Etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

Section 10.7. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 11

MISCELLANEOUS

Section 11.1. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

Section 11.2. Notices.

Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

The TriZetto Group, Inc.

567 Nicolas Drive, Suite 360

Newport Beach, CA 92661

Attention: Chief Financial Officer

Facsimile No.: 949-219-2198

with copies to:

Gibson, Dunn & Crutcher

4 Park Plaza

Irvine, CA 92614-8557

Attn: Thomas D. Magill

Facsimile No.: 949-451-4220

if to the Trustee, to:

Wells Fargo Bank, National Association

707 Wilshire Blvd, 17th Floor

Los Angeles, CA 90017

Attn: Corporate Trust Department

Facsimile No.: (213) 614-3355

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.3. Communications by Holders with Other Holders.

Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 11.4. Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(i) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 11.5. Record Date for Vote or Consent of Noteholders.

The Company (or, in the event deposits have been made pursuant to Section 9.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.4, if a record date is fixed, those persons who were Holders of Notes at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 11.6. Rules by Trustee, Paying Agent, Registrar and Conversion Agent.

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 11.7. Legal Holidays.

A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 11.8. Governing Law.

This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

Section 11.9. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10. Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.11. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 11.12. Separability.

In case any provisions in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.13. Table of Contents, Headings, Etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.14. No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders and as part of the consideration for the issue of the Notes.

Section 11.15. Calculations in Respect of Notes.

The Company or its agents will be responsible for making all calculations called for under the Notes including, but not limited to, determination of the Market Price, Current Market Price and Closing Sale Price of the Common Stock, the number of shares of Common Stock issuable upon conversion and the amounts of interest (including Additional Interest, if any) on the Notes. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Notes. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee has no duty to determine when such calculations should be made, how they should be made or what the calculations should be and shall not suffer any liability as a result thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

THE TRIZETTO GROUP, INC.

By:	/s/ James C. Malone
Name:	James C. Malone
Title:	Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hall
Name:	Maddy Hall
Title:	Assistant Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]2

[THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION

[1]	These paragraphs should be included only if the Note is a Global Note.

[2]	These paragraphs to be included only if the Note is a Transfer Restricted Note.

MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]3

[THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.]4

[3]	These paragraphs to be included only if the Note is a Transfer Restricted Note.

[4]	These paragraphs to be included only if the Note is a Transfer Restricted Note.

THE TRIZETTO GROUP, INC.

CUSIP No.: 896882 AC 1

ISIN: US 896882AC 18

1.125% CONVERTIBLE SENIOR NOTES DUE 2012

The TriZetto Group, Inc., a Delaware corporation (the “Company,” which term shall include any successor entity under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of ($ ) on April 15, 2012, or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note to reflect exchanges, purchases and conversions.

Interest Payment Dates: April 15th and October 15th, commencing October 15, 2007

Record Dates: April 1st and October 1st

This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THE TRIZETTO GROUP, INC.

By:
Name:
Title:

Attest:

Name:
Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

THE TRIZETTO GROUP, INC.

1.125% CONVERTIBLE SENIOR NOTES DUE 2012

1. INTEREST

The Company promises to pay interest on the principal amount of this Note at the rate of 1.125% per annum. The Company shall pay interest semiannually on April 15 and October 15 of each year (each, an “Interest Payment Date”), commencing on October 15, 2007. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 17, 2007; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest (including Additional Interest, if any) on Notes converted after the close of business on a Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date will be paid to the Holder of the Notes on the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding the corresponding Interest Payment Date (a “Regular Record Date”) but, upon conversion, except as otherwise provided in the Indenture, the Holder must pay the Company the interest (including Additional Interest, if any) which has accrued and will be paid on such Interest Payment Date.

Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in Paragraph 2 hereof.

2. REGISTRATION RIGHTS AGREEMENT

The holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of April 17, 2007, among the Company and the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement the Company has agreed for the benefit of the Holders of the Notes, that (i) it will, at its cost, within 120 days after the closing of the sale of the Notes (the “Closing”), file a shelf registration statement (the “Shelf Registration Statement”) with the Securities and Exchange Commission (the “Commission”) with respect to resales of the Notes and the Common Stock issuable upon conversion thereof, (ii) it will use its best efforts to cause such Shelf Registration Statement to be declared effective within 180 days after the Closing, and (iii) it will use its best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act, subject to certain exceptions specified in the Registration Rights Agreement until the earliest of the dates specified in the Registration Rights Agreement. As set forth in the Registration Rights Agreement, the Company will be permitted to suspend use of the prospectus that is part of the Shelf Registration Statement during certain periods of time and in certain circumstances relating to pending corporate developments and public filings with the SEC and similar events. If (a) the Company fails to file the Shelf Registration Statement required by the Registration Rights Agreement on or before the date specified above for such filing, (b) such Shelf Registration Statement is not declared effective by the Commission on or prior to the date specified above for such effectiveness, (c) the Company fails to supplement or amend the Shelf Registration Statement or file a new Shelf Registration Statement when required pursuant to the Registration Rights Agreement, (d) the Company fails to name a selling security holder in the Shelf Registration Statement that is entitled to be so named pursuant to the Registration Rights Agreement, or (e) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or useable in connection with resales of Transfer Restricted Notes (as defined in the Registration Rights Agreement) during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (c) above a “Registration Default”), then the Company will pay Additional Interest to those Holders of Transfer Restricted Notes who, solely as a result of such Registration Default, are unable to use such Registration Statement to effect sales of Transfer Restricted Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to an increase in the annual interest rate on the Notes of 0.25% (“Additional Interest”) and thereafter at 0.50% per annum. All accrued Additional Interest shall be paid by the Company on each date on which regular interest is payable by wire transfer of immediately available funds or by federal funds check to the holders of Global Notes and to holders of certificated Notes registered as such as of the preceding Regular Record Date by the means specified in the Indenture. Following the cure of any Registration Defaults, the application of Additional Interest will cease in respect of all Holders of Transfer Restricted Notes who, solely as a result of such Registration Default, were unable to use such Registration Statement to effect sales of Transfer Restricted Notes.5

3. METHOD OF PAYMENT

Except as provided herein, the Company shall pay interest (including Additional Interest, if any) on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on the Regular Record Date, next preceding the related Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest (including Additional Interest, if any) in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest (including Additional Interest, if any) in respect of any Certificated Note by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

4. PAYING AGENT, REGISTRAR, BID SOLICITATION AGENT AND CONVERSION AGENT

Initially, Wells Fargo Bank, National Association (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent. The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without notice to the

[5]	These paragraphs to be included only if the Note is a Transfer Restricted Note.

Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

5. INDENTURE, LIMITATIONS

This Note is one of a duly authorized issue of Notes of the Company designated as its 1.125% Convertible Senior Notes due 2012 (the “Notes”), issued under an Indenture dated as of April 17, 2007 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them. The Indenture does not limit the aggregate principal amount of Notes that may be issued. The Indenture does not limit other debt of the Company, secured or unsecured.

6. PURCHASE OF NOTES UPON A FUNDAMENTAL CHANGE

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Notes held by such Holder upon a Fundamental Change in integral multiples of $1,000 at the Fundamental Change Repurchase Price. To exercise such right, a Holder shall deliver to the Paying Agent a Fundamental Change Repurchase Notice containing the information set forth in the Indenture, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, and shall deliver the Notes to the Paying Agent as set forth in the Indenture. The Fundamental Change Repurchase Price must be paid in Cash.

Holders have the right to withdraw any Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If Cash sufficient to pay the Fundamental Change Repurchase Price, as the case may be, of all Notes or portions thereof to be repurchased with respect to a Fundamental Change Repurchase Date, as the case may be, has been deposited with the Paying Agent, at 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, then, on and after the Fundamental Change Repurchase Date, such Notes will cease to be outstanding and interest (including Additional Interest, if any) on such Notes will cease to accrue and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price upon surrender of such Note.

7. CONVERSION

Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Note set forth in Section 4.1 and Section 4.2 thereof), a Holder is entitled, at such Holder’s option, to convert the Holder’s Note (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into shares of Common Stock or, at the Company’s election, into Cash or a combination of shares of Common Stock and Cash, at the Conversion Rate in effect on the date of conversion in accordance with Article 4 of the Indenture.

The Company will notify Holders of any event triggering the right to convert the Notes as specified above in accordance with the Indenture.

A Note in respect of which a Holder has delivered a Fundamental Change Repurchase Notice, exercising the right of such Holder to require the Company to repurchase such Note may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 45.5114 shares per $1,000 principal amount of Notes, subject to adjustment in certain events as described in the Indenture.

To surrender a Note for conversion, a Holder must, in the case of Global Notes, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Notes, (1) surrender the Note to the Conversion Agent, (2) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, and (3) furnish appropriate endorsements and transfer documents. Regarding conversions of both Global Notes and Certificated Notes, a Holder must pay all funds required, if any, relating to interest (including Additional Interest, if any) and any withholding, transfer or similar tax, if required.

No fractional share of Common Stock shall be issued upon conversion of any Note. Instead, the Company shall pay a Cash adjustment as provided in the Indenture.

No payment or adjustment will be made for accrued and unpaid interest (including Additional Interest, if any) or dividends on the shares of Common Stock, except as provided in the Indenture.

The Conversion Rate is subject to adjustment as provided in Sections 4.3 and 4.13 of the Indenture. As further provided in Section 4.4 of the Indenture and subject to Section 4.13 of the Indenture, if the Company (i) is a party to a consolidation, merger, statutory share exchange or combination of the Company with another corporation and as a result of which all the holders of the outstanding Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or a combination thereof) with respect to or in exchange for all of their Common Stock, (ii) reclassifies or changes the shares of Common Stock into another class of Capital Stock or (iii) sells, conveys, transfers, leases or otherwise disposes of its properties and assets as, or substantially as, an entirety to any person, the right to convert a Note into shares of Common Stock, Cash or a combination of shares of Common Stock and Cash shall be changed as provided in said Section 4.4.

8. DENOMINATIONS, TRANSFER, EXCHANGE

The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9. PERSONS DEEMED OWNERS

The Holder of a Note may be treated as the owner of it for all purposes.

10. UNCLAIMED MONEY

If money for the payment of principal or interest (including Additional Interest, if any) remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11. AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder in any material respect.

12. SUCCESSOR ENTITY

When a successor entity assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor entity (except in certain circumstances specified in the Indenture) shall be released from those obligations.

13. DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of any interest (including Additional Interest, if any) on any Notes; (ii) default in payment of any principal on the Notes when due; (iii) failure by the Company to satisfy its Conversion Obligation following the exercise by the Holder of the right to convert all or a portion of this Note into shares of Common Stock, Cash or a combination of shares of Common Stock and Cash; (iv) default in the payment of the Fundamental Change Repurchase Price when due; (v) failure by the Company for 30 days after notice to it to comply with any of its other agreements contained in the Indenture or the Notes; (vi) default on the payment or acceleration of the maturity of certain indebtedness of the Company or a Subsidiary under the circumstances set forth in the Indenture; (vii) failure to deliver a Fundamental Change Repurchase Notice or a notice relating to a Make-Whole Fundamental Change; and (viii) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

14. TRUSTEE DEALINGS WITH THE COMPANY

Wells Fargo Bank, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

15. NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

16. AUTHENTICATION

This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

17. ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

18. INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principals of conflicts of law.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: The TriZetto Group, Inc., 567 Nicolas Drive, Suite 360, Newport Beach, CA 92661, Attention: Chief Financial Officer.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Note, check the box:

To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $            .

If you want the Cash paid to another person or the stock certificate, if any, made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF NOTES1

The following exchanges, repurchases or conversions of a part of this Global Note have been made:

Principal Amount of this Global Note Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Notes Custodian	Amount of Decrease in Principal Amount of this Global Note

[6]	This schedule should be included only if the Note is a Global Note.

EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION

OF TRANSFER OF TRANSFER RESTRICTED NOTES7

Re: 1.125% Convertible Senior Notes due 2012 (the “Notes”) of The TriZetto Group, Inc.

This certificate relates to $             principal amount of Notes owned in (check applicable box)

☐ book-entry or ☐ definitive form by             (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of April 13, 2007 between The TriZetto Group, Inc. and Wells Fargo Bank, National Association, as trustee (the “Indenture”), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

☐	Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Note is being acquired for the Transferor’s own account, without transfer.

☐	Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐Such	Note is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer,” in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐Such	Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

[7]	This certificate should only be included if this Note is a Transfer Restricted Note.

B-1

Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Note will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

Date:

(Insert Name of Transferor)

B-2